EXHIBIT 10.10

                              REDEMPTION AGREEMENT


This Redemption Agreement (the "Agreement") is made and entered into effective as of the 15th day of April, 1999, by and between OneSource Technologies, Inc., a Delaware corporation ("OneSource" or the "Company") and Ahlawyss Fulton and Pamela Fulton, husband and wife, dealing with their community property (the "Fultons").

                                    Recitals

Whereas, as a result of the Stock Exchange Agreement executed contemporaneously with this Agreement, the Company shall become the record and beneficial owner of 1,000 shares of Net Express, Inc. ("Net Express") $1.00 par value common stock (the "Net Express Stock"), and

Whereas,  as a result of that same Stock Exchange  Agreement,  the Fultons shall
become  the  record  and  beneficial   owner  of  727,946  shares  of  OneSource
Technologies, Inc. $.001 par value common stock, (the "OneSource Stock"), and

Whereas, the parties hereto each desire to provide the other with a right of redemption of their respective shares, which right of redemption may be exercised unilaterally by either party during the term of this Agreement, for consideration in the form of the Stock received by them in the original transaction;

Now Therefore, in consideration of the mutual promises and covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   Agreements

1. Redemption Right of Fulton. At any time, during the term of this Agreement, as set forth in paragraph 2 below, Fulton or the Company may require the other to redeem the Stock received by them as the result of the Stock Exchange Agreement. This right of redemption may be exercised by written notice signed by the party claiming redemption, together with the tender of the Stock received by the redeeming party with stock powers thereon duly executed, or with a separate duly executed stock power attached which shall be in form satisfactory to the party receiving the redeemed Stock. Upon exercise of the redemption right by either party in accordance with the terms of this Agreement, the party receiving notice shall redeem the Stock by tendering to the party claiming redemption the Stock received in the Stock Exchange Agreement. The stock exchange pursuant to this Agreement shall occur within ten (10) days of the date of the redemption notice by Fulton.

2. Term of Agreement. The Term of this Agreement shall commence concurrently with the execution of the Stock Exchange Agreement and shall expire at 5:00 PM Mountain Standard Time on July 1, 1999. Notices received after the expiration of the Agreement shall not be effective to exercise the redemption right.

3. Maintenance of Shares During Term of Agreement. The Parties, as to the shares held by each of them respectively, agree, during the Term of this Agreement, not to sell, pledge, encumber, hypothecate, gift, dispose of or otherwise take any action or fail to take any action which would prevent or hinder their ability to perform under this Agreement. Any shares exchanged under this Agreement shall be free and clear of all liens or other encumbrances, and shall be the wholly owned property of the party tendering such shares. So long as it maintains the specific shares of Net Express as required by this Agreement, nothing in this Agreement shall prohibit OneSource from entering into other Agreements with other parties which would require preferred dividend payments or redemption of other stock for money or other consideration not affecting the Net Express stock.


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4. Specific Performance.  If either party fails to purchase or deliver Shares as required under this Agreement, it will be impossible to measure the money damages proximately resulting therefrom, and the other party shall suffer irreparable injury as a proximate result of such breach. In the event that a party hereto institutes an action or proceeding to compel the specific performance of this Agreement by one in default, the Parties hereto hereby waive the claim or defense that there may exist an adequate remedy at law and agree that injunctive relief and specific performance shall be a just and proper remedy upon such breach.

5. Further Actions Upon Redemption. Upon Notice of Redemption by either party as provided herein, the Parties shall take the following actions:

     a) Fulton shall:

          1) Resign all positions which they or he may hold with OneSource Technologies, Inc.

          2) Return all information or copies thereof or property belonging to OneSource or its clients to OneSource.

          3) Fulton shall not contact any client of OneSource with respect to any business in competition with OneSource for a period of one (1) year from the date of the Notice of Redemption.

     b) OneSource shall:

          1) Cause its executives to resign all positions which they may hold with Net Express.

          2) Return all information or copies thereof or property belonging to Net Express or its clients to Net Express.

          3) OneSource shall not contact any client of Net Express, as such clients existed on or before April 15, 1999, for a period of one year from the date of the Notice of Redemption.

For purposes of this Agreement, clients of OneSource shall include all clients of OneSource as the existed prior to April 15, 1999 together with all clients as they are developed by OneSource or Net Express after that date.

     c) Fulton shall not be required to return any salary earned as an employee of OneSource or Net Express after April 15, 1999 through the termination of this Agreement. The Employment Agreement, executed as of the same date as this Agreement, shall be terminated as of the date of redemption under this Agreement.

     d) Fulton and OneSource shall make arrangements at the date of termination for repayment of any loans or guarantees from OneSource to Net Express. In the event an alternative Agreement is not reached, any loans shall be repaid within six (6) months of the date of Redemption.

6. Modification and Waiver. The Parties may amend, modify or supplement this Agreement in such manner as may be agreed upon by all of the parties in writing at any time. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's rights at a later date to enforce the same. No waiver by any party of a breach of any term, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition, breach or waiver of any condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

7. Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given when delivered personally, sent by registered or certified mail or postage prepaid (return receipt requested), to

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the party to whom such notice or  communication  is addressed  at the  following addresses (or at such other address for a party as shall be specified by like notice:

Fulton:                        Ahlawyss Fulton
                               Pamela Fulton
                               9201 North 29th Avenue
                               Suite 302
                               Phoenix, Arizona 85051



The Company:                   OneSource Technologies, Inc.
                               2329 West Mescal
                               Suite 304
                               Phoenix, Arizona 85029

Copy to:                       James A. Deer
                               16060 North 81st Street
                               Suite 1
                               Scottsdale, Arizona 85260

8. Expenses. The Company and Fulton shall bear their own expenses in connection with this Agreement.


9. Further Assurances. Fulton and the Company agree that at any time and from time to time after the date hereof they will execute and deliver to any other party such further instruments or documents as may reasonably be required to give effect to the transactions contemplated hereunder.

10. Non-Assignment. This Agreement and the Stock held subject to its terms shall not be assignable by any party without the written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

11. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

12. Entire Agreement/Captions. This Agreement and the attachments to it set forth the entire understanding of Fulton and the Company and supersede all prior agreements, arrangements and communications, whether oral or written, between or among them with respect to the subject matter hereof. Captions appearing in this Agreement are for convenience of reference only and shall not be deemed to explain, limit or amplify the provisions hereof.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

14. Severability. If any provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Agreement. Such provisions shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable then the Agreement shall be construed as if not containing such provision.

15. Time of the Essence. Time is of the essence with respect to this Agreement and all matters covered thereby.


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16. No Third  Party  Beneficiaries.  Nothing  herein  expressed  or  implied  is intended to confer upon any person, other than the Parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights remedies, obligations or liabilities under or by reason of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first herein above written.


        One Source Technologies, Inc.,
        a Delaware corporation

        By: /s/ Donald Gause
        ------------------------------
        Its: Corp. Secretary


          /s/ Ahlawyss Fulton
        -------------------------------
        Ahlawyss Fulton

          /s/ Pamela Fulton
        -------------------------------
        Pamela Fulton




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